Exhibit 10.18

AMENDMENT NO. 8

TO

UNSECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 8 (this “Amendment”), dated as of July 7, 2023, to those certain Unsecured Convertible Promissory Notes (as amended, the “Second Notes”), issued by Arch Therapeutics, Inc., a Nevada corporation (the “Company”), to each Holder pursuant to that certain Securities Purchase Agreement, dated July 6, 2022, by and among the Company and the signatories thereto (the “Holders”), as amended on January 18, 2023 and as subsequently amended on May 15, 2023 (as amended, the “Securities Purchase Agreement”) is made by and among the Company and the Consenting Stockholders (as defined below). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Securities Purchase Agreement.

W I T N E S S E T H:

WHEREAS, the Company and the Consenting Stockholders desire to modify the terms of the Uplist (as defined below) repayment provision and provide for the issuance of the Pre-Funded Warrant (as defined below);

WHEREAS, pursuant to Section 4.3 of the Second Notes and Section 7(e) of the Securities Purchase Agreement, the Second Notes may be amended in a written instrument signed by the Company, the Lead Investor, and Holders which purchased at least 50% plus $1.00 of the Notes based on the initial Principal Amounts thereunder (the Lead Investor and such Holders, collectively the “Consenting Stockholders”); and

WHEREAS, the undersigned Holders constitute the Consenting Stockholders.

NOW, THEREFORE, in exchange for good and valuable consideration including, without limitation, the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Amendments to Second Notes.

1.1	Section 2.9 of the Second Notes is hereby amended and restated as follows:

“Events Upon Uplist. While any portion of this Note is outstanding, in the event of the listing of the Common Stock on any of the Nasdaq Global Market, Nasdaq Capital Market, New York Stock Exchange or NYSE American (the “Uplist”), simultaneously upon the closing of the offering conducted in conjunction with the Uplist (such offering, the “Uplist Transaction”), the Specified Percentage of the then outstanding Principal Amount of this Note shall automatically convert (the “Automatic Conversion”) into shares of Common Stock, with the Conversion Price for purposes of such Automatic Conversion being equal to the lower of (i) the per unit price at which any units (each unit being comprised of one share or share equivalent and accompanying warrants, if any) are sold in the Uplist Transaction or (ii) the price at which warrants issued in the Uplist Transaction are exercisable (but in no event increased above the Conversion Price in effect immediately prior to the pricing of the Uplist Transaction). As used herein, the “Specified Percentage” means the greater of: (x) the percentage specified by the Borrower by notice to the Holder at least five business days prior to the closing of the Uplist Transaction (which requested percentage shall be the same for all “Notes” (as defined in that certain Omnibus Amendment to Notes and Warrants dated July 7, 2023) (the “Convertible Notes”)), which percentage shall be the percentage necessary to ensure the applicable Nasdaq requirements regarding the Uplist are satisfied, and (y) the percentage specified by the Holder by notice to the Borrower at least three business days prior to the closing of the Uplist Transaction (which percentage may be different for each Convertible Note as determined by each holder thereof); provided, that in no event shall the Specified Percentage for this Note (A) exceed twenty five percent (25%) unless otherwise agreed in writing by the Holder, or (B) exceed fifty percent (50%) unless otherwise agreed in writing by the Borrower. In any event, and to ensure the Holder can specify its desired Specified Percentage, the Borrower shall give the Holder at least five business days prior notice identifying the date of closing of the Uplist Transaction. Notwithstanding the foregoing, if the Holder owns more than one Convertible Note, unless it elects otherwise by notice to the Borrower prior the Automatic Conversion, the aggregate amount to be converted in the Automatic Conversion for all such Convertible Notes of Holder combined will be allocated among such Convertible Notes in inverse order of when they were issued (such that the most recently issued Convertible Note is converted in full before any portion of the next-most-recently issued Convertible Note is converted, and so on until such aggregate amount to be converted has been converted).

In addition, upon the closing of the Uplist Transaction if (i) the Holder participates in the Uplist Transaction and in the offering of Common Stock and warrants to purchase Common Stock pursuant to the Purchase Agreement dated on or about the date hereof (the “Bridge Financing”) for a combined (taking into account the Holder’s aggregate investment in the Uplist and the Bridge Financing) amount equal to no less than fifty percent (50%) of the Holder’s original Purchase Price under this Note (the “Minimum Investment Amount”) and (ii) the Holder’s amount of participation in the Uplist Transaction is at least 4.3 times the Holder’s amount of participation in the Bridge Financing, then the Holder shall receive a pre-funded warrant (the “Pre-Funded Warrant”) to purchase a number of shares of Common Stock equal to the Specified Number times the dollar amount under this Note that was converted in the Automatic Conversion. As used herein, the “Specified Number” means, if the Specified Percentage is 50%, 2.4, which number shall be increased by 1.6% for each percentage point decrease in the Specified Percentage, such increase being compounded iteratively for each percentage point decrease in the Specified Percentage, with the result rounded to two decimal places (such that, solely as an example, the Specified Number would increase to be equal to 3.57 if the Specified Percentage is equal to 25%). The Pre-Funded Warrant shall have an exercise price of $0.001 per share, may be exercised on a cashless basis, shall be exercisable by the Holder at any time commencing on the 90th day after issuance and shall contain a customary beneficial ownership limitation provision. The Holder agrees that, until the Maturity Date, it shall not offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, the Pre-Funded Warrant. The Borrower may, but shall not be required to, at any time offer to redeem each Pre-Funded Warrant (or portion thereof) for cash at a redemption price of $0.82 per share underlying the Pre-Funded Warrant; any such offer shall be made pro rata to all holders of the Pre-Funded Warrants and shall offer to repurchase the same percentage of each. Upon receipt of any such redemption offer, the Holder shall have the right, but not the obligation, exercisable for 15 days after receipt of the offer, to accept such offer in whole or in part, by written notice to the Borrower specifying whether (and to what extent) the Holder accepts such offer. Upon the issuance of the Pre-Funded Warrant to the Holder, all interest payable under this Note shall have been deemed paid, and no other interest shall be due or payable hereunder. Failure of the Borrower to comply with this provision shall constitute an Event of Default. If after the Pre-Funded Warrant is issued to the Holder the Borrower makes a prepayment of all or any portion of the remaining outstanding amount under this Note prior to the Maturity Date, the prepayment shall not be subject to the prepayment premiums set forth in Section 1.9 herein.”

2.	Miscellaneous.

2.1    Except as expressly amended by this Amendment, the terms and provisions of the Second Notes shall continue in full force and effect. No reference to this Amendment need be made in any instrument or document making reference to the Second Notes; any reference to the Second Notes in any such instrument or document shall be deemed a reference to the Second Notes as amended hereby. The Second Notes as amended hereby shall be binding upon the parties thereto and their respective assigns and successors. Notwithstanding the foregoing, if the registration statement filed in connection with the Uplist Transaction is not declared effective by 11:59 P.M. (EST) on July 31, 2023 (the “Second Note Amendment Termination Date”), this Amendment will automatically terminate and shall be of no further force or effect without any further action by the Company or the Consenting Stockholders, except for Section 2.1 above which shall survive the termination of this Amendment, provided, that the Second Note Amendment Termination Date may be extended by the written approval of the Company and the Consenting Stockholders.

2.2    This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada as such laws are applied to agreements between parties in Nevada.

2.3    This Amendment may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

ARCH THERAPEUTICS, INC.

By:
Name:	Michael S. Abrams
Title:	Chief Financial Officer

[Signature Page to Amendment No. 8 to the Second Notes]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

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By:
Name:
Title:

[Signature Page to Amendment No. 8 to the Second Notes]